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                                                                       EXHIBIT 5



                      [ARIAS, FABREGA & FABREGA LETTERHEAD]



                                November 29, 2001


Willbros Group, Inc.
Plaza 2000 Building
50th Street, 8th Floor
Apartado 6307
Panama 5, Republic of Panama

                  Re: Willbros Group, Inc. - Registration Statement on Form S-8 (the "Registration Statement")

Gentlemen:

         We have acted as Panamanian counsel for Willbros Group, Inc., a Republic of Panama corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating to the registration of an additional 1,000,000 shares of Common Stock, par value $.05 per share, of the Company (the "Shares"), issuable pursuant to awards which may from time to time be granted to officers, key employees, advisors and consultants of the Company or its subsidiaries pursuant to the Willbros Group, Inc. 1996 Stock Plan, as amended (the "Plan").

         We have examined the Registration Statement being filed contemporaneously herewith. We have also examined and are familiar with an original or copy, the authenticity of which has been established to our satisfaction, of the Plan and all such documents, corporate records, and other instruments as we have deemed necessary to express the opinion herein set forth.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Plan and applicable authorized forms of agreement thereunder, will be validly issued, fully paid, and non-assessable.

         We are licensed to practice in the Republic of Panama and we express no opinion as to the laws of any jurisdiction other than the Republic of Panama.



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                                                                               2
Arias Fabrega & Fabrega


         We hereby consent to the Company's filing of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.


                                       Very truly yours,

                                       /s/ ARIAS, FABREGA & FABREGA

                                       ARIAS, FABREGA & FABREGA